DUDLEY E. GARNER, JR.
CHAIRMAN AND PRESIDENT


Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Symetrics Industries, Inc. on Friday, June 27, 1997, at the Melbourne Hilton at Rialto Place, Melbourne, Florida, commencing at 10:00 a.m. local time. We look forward to personally greeting as many of our shareholders as possible at the meeting.

      The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. A report on the operations of the Company will be presented at the meeting, followed by a question and answer period.

      We know that most of our shareholders are unable to attend the Annual Meeting in person. Proxies are solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your Proxy in the enclosed postage paid envelope. Regardless of the number of Symetrics shares you own, your presence by Proxy is important for the quorum and your vote is important for proper corporate governance. If you attend the meeting and vote in person, your Proxy will be deemed revoked.

      The attendance of shareholders at our annual meetings has been helpful in maintaining communications. We hope you will be able to attend.

      Thank you for your continued interest in Symetrics Industries.




                                                Sincerely,

                                                /s/ Dudley E. Garner, Jr.





Enclosures
June 6, 1997

                           SYMETRICS INDUSTRIES, INC.
                            1615 West NASA Boulevard
                            Melbourne, Florida 32901
                              Phone (407) 254-1500
                               Fax (407) 259-4122

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 27, 1997


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Symetrics Industries, Inc., a Florida corporation, will be held at the Melbourne Hilton, 200 Rialto Place, Melbourne, Florida, on June 27, 1997, at 10:00 a.m., local time, for the following purposes:

      1.    To elect three directors to serve for three year terms.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.



Only Shareholders of record at the close of business on May 16, 1997, are entitled to notice of and to vote at the meeting.


                       By order of the Board of Directors


                                  Jane J. Beach

                               Corporate Secretary

June 6, 1997


EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY TO ASSURE THAT YOUR SHARES OF COMMON STOCK ARE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE.


You may choose to revoke your Proxy at any time before it is voted. The giving of a Proxy will not affect your right to vote in person if you attend the meeting.

                           SYMETRICS INDUSTRIES, INC.
                               Melbourne, Florida


                                 PROXY STATEMENT

                The Date of this Proxy Statement is June 6, 1997



      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Symetrics Industries, Inc., ("Symetrics" or the "Company"), a Florida corporation, of Proxies to be voted at the Annual Meeting of Shareholders to be held June 27, 1997, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders (the "Meeting"). All costs of this solicitation are being paid by Symetrics. Officers and employees of Symetrics may communicate with shareholders by mail, telephone, or in person to solicit their Proxies.

      Symetrics' principal offices are located at 1615 West NASA Boulevard, Melbourne, Florida 32901, telephone (407) 254-1500, facsimile (407) 259-4122.

      This Proxy Statement and the enclosed form of Proxy are first being sent to shareholders on or about June 6, 1997.

      Shareholders executing Proxies may revoke them at any time prior to use, by written notice to the Secretary of the Company, by subsequently executing another Proxy or by specific personal action at the Meeting. A Proxy, when validly executed and not revoked, will be voted in accordance with the directions on the Proxy. If no choice is specified, shares covered by the Proxy will be voted according to the recommendations of the Board of Directors, and in the discretion of the Proxy holder upon such other matters as may properly come before the Meeting or any adjournment thereof. Except as described herein, management has no information that any other matters will be brought before the Meeting.

      A copy of the Annual Report for the fiscal year ended March 31, 1997, is provided with these Proxy materials. The Annual Report is not part of the Proxy solicitation material.

Any person entitled to receive this Proxy Statement may request, free of charge, a copy of Symetrics' most recently filed Form 10-K Annual Report to the Securities and Exchange Commission. Such requests must be in writing and addressed to the Secretary of Symetrics Industries, Inc., 1615 West NASA Boulevard, Melbourne, Florida 32901.

                        SHAREHOLDERS ENTITLED TO VOTE AND
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      At the close of business on May 16, 1997, the record date for determining the shareholders entitled to vote at the annual meeting, there were issued and outstanding a total of 1,625,463 shares of the Company's Common Stock (the only class of securities outstanding). Each such share is entitled to one vote.

      The following table sets forth, as of May 16, 1997, certain information with respect to all persons known by the Company to be the beneficial owner of 5% or more of its outstanding common stock, each Director and Director nominee, the sole Executive Officer of the Company who is listed on the Summary Compensation Table, and all Directors and Executive Officers of the Company as a group.

Name and Address               Amount and Nature of         Percent
Of Beneficial Owner            Beneficial Owner (1)(2)      of Class
-------------------            -----------------------      --------

Jane J. Beach                               2,800               0.2
1506 39th Ave.
Vero Beach, FL  32960

Earl J. Claire                                750               0.1
P.O. Box 2144
Augusta, GA  30903

Edwin H. Eichler                           35,555 (3)           2.2
7585 West Pigeon Road
Pigeon, MI  48755

Dudley E. Garner, Jr.                     173,395 (4)          10.7
1361 Meadowbrook Rd. N.E.
Palm Bay, FL  32905

Donald W. Ingram                           4,444 (5)            0.3
18 Sydenham St. East
Aylmer, Ontario, Canada  N5H 3E7

Michael D. Jensen                         44,444 (6)            2.7
116 Harriman Ave. N.
Amery, WI  54001

Michael E. Terry                           1,875                0.1
408 E. Strawbridge Ave.
Melbourne, FL 32901

All Directors and Officers               333,115               20.5
as a group (13 persons)

1) Except as otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the persons named.

2) Includes shares covered by options exercisable on or before July 16, 1997 as follows: Beach 1,500, Claire 750, Terry 750, and all Directors and Officers as a group (13 persons) 16,500 shares.

3) Includes 13,333 shares owned by Pigeon Telephone Company (PTC) and 22,222 shares owned by Agri-Valley Communications, Inc., PTC's parent company. Mr. Eichler is president and general manager of PTC and president of Agri-Valley Communications, Inc.

4) Includes 173,395 shares held in the Dudley E. Garner Jr. and Sue C. Garner Revocable Trust dated July 8, 1993.

5) Includes 4,444 shares owned by Amtelecom Group, Inc. Mr. Ingram is the president and CEO of Amtelecom Group, Inc.

6) Includes 22,222 shares owned by Amery Telephone Company. Mr. Jensen is president and general manager of Amery Telephone Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission. These executive officers, directors, and beneficial owners are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of copies of such forms furnished to the Company and written representations from the Company's Executive Officers and Directors, the Company notes that all forms were timely filed except a Form 4 was inadvertently filed late by Messrs. M. Garner, R. Lyons and R. Nichols, and Mr. Lyons filed an Initial Statement of Beneficial Ownership of Securities on Form 3 late.

                INFORMATION ON BOARD OF DIRECTORS AND COMMITTEES

      The Company's Articles of Incorporation provides that its Board of Directors shall consist of not less than three nor more than 15 directors and that directors shall serve three year, staggered terms. The By-laws provide that the exact number of directors is determined by the shareholders, or by the Board of Directors.

      At the last Annual Meeting of Shareholders on June 28, 1996 Ms. Jane Beach and Mr. Michael Jensen were elected to the Board for three year terms. Mr. Edward Eichler was elected to a two year term and Dr. Earl Claire was elected to a one year term. On November 17, 1994 Mr. Miller resigned from the Board and Mr. Michael E. Terry was elected by the Board to fill the remaining term of the position vacated by Mr. Miller, which expires June 27, 1997. Mr. Garner is completing the second year of a three year term. At the present time, the Board consists of six persons: Ms. Beach and Messrs. Claire, Eichler, Garner, Jensen and Terry.

      The Board met five times during the last fiscal year. Certain other actions were taken by unanimous written consent of the Board. All directors have participated in all of the meetings. The Board does not have a standing nominating or compensation committee, or committees performing similar functions. The Board has established an Audit Committee consisting of Ms. Beach, Dr. Claire and Mr. Terry, who chairs the committee. The Audit Committee met one time during the last fiscal year. The function of the Audit Committee is to review the internal and external audit functions of the Company and other matters that may arise from time to time and to make recommendations to the Board with respect thereto.

      Outside directors are paid for a maximum of five meetings each year at a rate of $100 for each director's meeting they attend unless they reside out-of-state in which case they are paid $500 plus travel expenses.


EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

The following information is furnished with respect to each person who presently serves as an Executive Officer and/or Director of the Company, including the Directors standing for election and the one nominee who is not currently on the Board of Directors:


Name                    Age         Position
----                    ---         --------
Jane J. Beach           51          Secretary/Director

Earl J. Claire          56          Director

Dudley E. Garner, Jr.   61          Chairman, President and Treasurer

Michael E. Terry        50          Director

Edwin H. Eichler        50          Director

Donald W. Ingram        61          Director Nominee

Michael  D. Jensen      47          Director

D. Mitchell Garner      33          Vice President/Operations

Robert A. Lyons         57          Vice President

W. Campbell McKegg      36          Vice President/Finance

Richard E. Nichols      51          Vice President/Computer Telephony Systems

Jerry Sinclair          60          Vice President/Marketing and Engineering

Anton Szpendyk          40          Vice President/Contract Manufacturing Division


Nominee
-------

      Mr. Ingram has served as the Chairman of the Board of Directors, President and CEO of Amtelecom Group, Inc. of Aylmer, Ontario, Canada since 1985. The Amtelecom Group includes two telephone companies, a cablevision company and three companies in the document courier services, warehousing and storage businesses.

Continuing Directors
--------------------

      Ms. Beach has served as Director and Secretary of Symetrics since November 1, 1989. From October 1993 through March 1995, Ms. Beach was employed by Symetrics as personnel administrator. She then moved to Kansas City to continue her career in personnel administration. In March, 1997 she moved to Vero Beach, Florida, where she works for a judge of the circuit court. From April 1991 until June 1993, Ms. Beach was employed by Johnson Controls World Services, an electronics corporation, as labor relations administrator.

      Dr. Claire has been the Executive Director and CEO of the Southeastern Technology Center (STC) in Augusta, Georgia since March 1995. STC is a non-profit corporation established to encourage and facilitate the transfer of government-owned technology to the private sector for commercial development. Previously, starting in August 1989, Dr. Claire was Executive Director of the Center for Microelectronics Research (CMR) at the University of South Florida at Tampa, Florida.

      Mr. Eichler has served as President and General Manager since 1988 of Pigeon Telephone Company (PTC), serving the telephone needs of Pigeon, Michigan. Mr. Eichler has also been President since 1989 of PTC's parent company, Agri-Valley Communications, Inc., a multi-faceted communications company including cellular telephone networks, internet connectivity and an FM radio station.

      Mr. Garner has served as President, CEO and Chairman of the Board of Directors of Symetrics since November 1982 except for a one year period from November 1988 until November 1989 when he had resigned and temporarily retired.

      Mr. Jensen has been the President and General Manager of Amery Telcom, Inc. in Amery, Wisconsin since 1982. Amery Telecom includes three telephone exchanges and 5700 telephone lines.

      Mr. Terry has over twenty years of experience in banking and the financial services industry. Since 1991, he has been a partner in Kessinger/Terry Associates, a financial consulting firm.

EXECUTIVE OFFICERS

      Mr. D. Mitchell Garner has served the Company since 1986, in positions of increasing responsibility to his present position as V.P. of Operations. Mr. Garner is the son of Dudley E. Garner, Jr.

      Mr. McKegg has served the Company since 1989, starting as Manager of Accounting and progressing to the present position as V.P. of Finance.

      Mr. Lyons has been with the Company for one year and manages the Defense Products and Contract Manufacturing Divisions. Prior to joining Symetrics in May 1996, Mr. Lyons was Sr. Vice President for PSC, Inc. and General Manager for its subsidiary LazerData, Inc., in Orlando, Florida from March 1993 to November 1995. This company is involved in automated bar code scanning equipment for use in airline baggage handling and product inventory tracking. Previously, from July 1987 through December 1992, Mr. Lyons was employed by defense prime contractor Martin Marietta, Electronic Systems, of Orlando, Florida.

      Mr. Nichols has been employed by the Company for the past four years as the director and currently the Vice President of the Computer Telephony Systems Division. Previously, starting in 1989, Mr. Nichols was President and CEO of ACI Communications, a telephone interconnect company, and Consolidated Engineering International, an engineering consulting firm, both located in Melbourne, Florida.

      Mr. Sinclair has been employed by the Company since June 1993, as Director of its largest contract, the Improved Data Modem, for the U.S. Government. In January 1994, Mr. Sinclair was promoted to Vice President and currently serves as Vice President of Marketing and Engineering. From 1989 through October 1992, Mr. Sinclair was an executive in business development and project management for Analex Corporation, an engineering services company, of Titusville, Florida.

      Mr. Szpendyk has been Vice President of Manufacturing for the Company's Contract Manufacturing Division since January 1995. Previously, starting April 1993, Mr. Szpendyk was President and CEO of Southern Circuit Technologies, Inc., a Melbourne, Florida company specializing in the assembly of electronics equipment. From 1989 to 1993 Mr. Szpendyk was V.P. of Operations of M.C. Assembly and Test of Melbourne, Florida.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table is a three-year summary of the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer. No other executive officer of the Company had total compensation exceeding $100,000 during the Company's last completed fiscal year.

                                                        Long-Term
   Name and Principal   Annual Compensation (1)        Compensation       All Other
       Position         Year    Salary      Bonus      LTIP Payout    Compensation (2)(3)
       --------         ----------------------------   -----------    -------------------
   D.E. Garner, Jr.     1997   $167,860   $  71,353      $80,000          $11,890
   President & CEO      1996   $172,108   $ 120,542         --            $12,066
                        1995   $166,165   $  84,530         --            $11,637

(1)   Other Annual  Compensation  for Mr.  Garner is not included in this table,  as the amount of such  compensation does not exceed the lesser of $50,000 or 10% of total salary and bonus for Mr. Garner.

(2)   All other compensation for the Company's fiscal year ended March 31, 1997 includes
      (i) insurance benefits in the amount of $5,428 and (ii) the Company's contribution to the 401(k) Plan in the amount of $6,462.

(3)   The terms of Mr. Garner's employment contract are described on page 7.

                                       -6-

STOCK OPTION INFORMATION

      The Company has in effect the Symetrics Industries, Inc. Stock Option Plan (the "Plan"), pursuant to which options to purchase shares of the Company's common stock may be granted to key employees, officers and directors of the Company and its Subsidiary. A total of 50,268 options were granted and 10,500 options were exercised during the Company's fiscal year ended March 31, 1997. The Company's prior Incentive Stock Option has now been terminated. Mr. Dudley Garner does not hold any options to purchase common stock of the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS.

      Effective January 1, 1997, the Company extended for one year its employee agreement with Dudley E. Garner, Jr., its President and Chief Executive Officer, providing for an annual base salary of $183,643. In the event of termination without cause, the Company is required to pay Mr. Garner a minimum of $367,286 determined by the amount equal to the greater of (i) two years base salary or
(ii) the base salary for the remaining term of the employment agreement. The agreement also provides for a bonus in the event the Company's pre-tax income equals or exceeds 5% of contract revenues for fiscal year 1997.

      On November 1, 1983, the Company entered into a Deferred Compensation and Salary Continuation Agreement with Dudley E. Garner, Jr. The agreement provides that Mr. Garner will perform consulting services for the Company for a period of three years following termination of his employment, and that he will not compete with the Company during his employment or during the term of his consulting services. Pursuant to the agreement as amended, Mr. Garner or his estate, at their discretion, is entitled to receive a lump sum or annual benefits equivalent to $80,000 for eight more years. In fiscal year 1997, Mr. Garner received $80,000 as benefits under the agreement.

      Effective January 1, 1990, the Company established a profit-sharing plan, as provided for under Section 401(k) of the Internal Revenue Code, whereby all eligible employees are entitled to defer up to the lesser of $9,500 or fifteen (15%) of their salary. Substantially all employees are eligible to participate in the plan depending on the length of service and attainment of minimum age requirements. Under the terms of the plan, the Company contributes an amount equal to seventy-five percent (75%) of the first six percent (6%) of compensation each employee elects to defer. At the discretion of the Board of Directors, the Company may make additional contributions to the plan or modify the employer matching contribution percentages. Employer contributions to the plan in fiscal 1997 were $70,319, including $6,462 for Mr. Garner.

                              CERTAIN TRANSACTIONS

      In October 1996, KTA Management, Inc. ("KTA") acquired from a thrid party for $1,000,000 the Company's facility at 557 North Harbor City Boulevard in Melbourne, Florida. Mr. Michael E. Terry is a Director of the Company and an officer and shareholder of KTA. The Company guaranteed a loan in the same amount from a commercial bank to KTA, the proceeds of which were used by KTA to purchase the Property. The Company and KTA have entered into a five year lease agreement for the Property providing for a montly rental of $10,988.28 plus applicable tax. The Company has guaranteed proceeds of $1,000,000 to KTA upon the resale of the Property, net of commissions, closing costs and a $20,000 fee to KTA.


                       PROPOSALS BY THE BOARD OF DIRECTORS

1.    Election of Directors
      ---------------------

      The Company's By-laws provide that directors are elected to serve three-year staggered terms, with only one-third of the Board due for election in a given year. Dr. Claire and Mr. Terry are currently serving as Directors. The Board of Directors has recommended the following nominees for Director for three year terms:

            Nominee                       Proposed Term
            -------                       -------------
            Earl J. Claire                Three years
            Donald W. Ingram              Three years
            Michael E. Terry              Three years

      Messrs. Claire, Ingram and Terry have each consented to being named as a nominee for Director in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable, which is not anticipated, the person voting the accompanying Proxy may, at his discretion, vote for a substitute.

                                  VOTE REQUIRED

      Fifty-one percent of the outstanding shares of stock will be necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and shares of record held by a broker or nominee that voted on any matter will be included in determining the existence of a quorum. Director nominees receiving a plurality of the votes cast at the Meeting, either in person or by Proxy, will be elected to the Board of Directors. With regard to the election of the Director nominees, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will not have any effect on the outcome of the election of Directors. The Board of Directors recommends the election of Messrs. Claire, Ingram and Terry. Unless otherwise instructed, the Proxy holder will vote the Proxies received by him For the election of Messrs. Claire, Ingram and Terry.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      In order to be included in the Proxy materials for the 1998 Annual Meeting of Shareholders of the Company, Shareholder proposals must be received by the Company not later than March 1, 1998.

                                    AUDITORS

      The selection of accountants has been made by the Board of Directors instead of being presented to the Shareholders for approval since Shareholder approval is not required by Florida law.

      Representatives of Pricher and Company, C.P.A.'s who were Symetrics independent certified public accountants for fiscal years ended March 31, 1997, March 31, 1996 and March 31, 1995 are expected to be present at the Meeting with the opportunity to make statements if they so desire, and they are expected to be available to respond to appropriate questions.

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.____)

Filed by the Registrant      [X]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                           Symetrics Industries, Inc.
                           --------------------------
                (Name of Registrant as Specified in its Charter)

       --------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ____________________________________________________________________


      2)    Aggregate number of securities to which transaction applies:

            ____________________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________


      4)    Proposed maximum aggregate volume of transaction:

            ____________________________________________________________________


      5)    Total fee paid:

            ____________________________________________________________________


      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filings.

      1)    Amount Previously Paid:

            ____________________________________________________________________


      2)    Form, Schedule or Registration Statement No.:

            ____________________________________________________________________


      3)    Filing Party:

            ____________________________________________________________________


      4)    Date Filed:

            ____________________________________________________________________

                                          June 6, 1997

The Nasdaq Stock Market
NASDAQ Regulatory Files
1735 K. Street, N.W.
Washington, D.C.  20006-1500

      Re:  Symetrics Industries, Inc.
      Proxy Materials
      Commission file #0-4025


Ladies and Gentlemen:

      Enclosed for filing are three (3) copies of the Notice of Annual Meeting of Shareholders, the Proxy Statement, Form of Proxy and Annual Report in the form in which such material is being sent to security holders of Symetrics Industries, Inc.

      Should you have any question with regard to this filing, please do not hesitate to contact the undersigned.

                                          Sincerely,
                                          SYMETRICS INDUSTRIES, INC.



                                          /s/ Dudley E. Garner, Jr.
                                          -----------------------------------
                                          Dudley E. Garner, Jr.
                                          President


DEG/jr